                       BROWN, CUMMINS & BROWN CO., L.P.A.
                        ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                441 VINE STREET
                            CINCINNATI, OHIO  45202
                            TELEPHONE (513) 381-2121
                           TELECOPIER (513) 381-2125


J. W. BROWN (1911-1995)                                            OF COUNSEL
JAMES R. CUMMINS
ROBERT S BROWN                                                   GILBERT BETTMAN
DONALD S. MENDELSOHN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT

                                 April 29, 1999


The Gateway Trust
400 TechneCenter Drive, Suite 220
Milford, Ohio 45150

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended December 31, 1996 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 34 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                              Very truly yours,

                                                    /s/

                                              Brown, Cummins & Brown Co., L.P.A.




BCB/jlm